Exhibit 10.16
NiSource Inc.
2010 Omnibus Incentive Plan
Restricted Stock Unit Award Agreement
This Restricted Stock Unit Award Agreement (the “Agreement”), is made and entered into as of May 20, 2010 (the initial “Date of Grant”), by and between NiSource Inc., a Delaware corporation (the “Company”), and _____________________, a Nonemployee Director of the Company (the “Grantee”).
     Section 1. Restricted Stock Unit Award. The Company hereby grants to the Grantee, on the terms and conditions hereinafter set forth, an Award of Restricted Stock Units (“RSUs”) at the end of each quarter for services performed in arrears. The number of RSUs awarded will be determined by dividing one-fourth (1/4) the annual retainer amount, as periodically determined by resolution by the NiSource Inc. Board of Directors, by the Fair Market Value of the NiSource Inc. common stock on the last day of the quarter. If the last day of the quarter is not a trading day on the New York Stock Exchange, the award will be made on the last trading date prior to the end of the quarter. The Grantee will receive a prorated amount for any portion of a quarter in which he or she was not a participant. The Restricted Stock Units will be represented by a bookkeeping entry (the “RSU Account”) of the Company, and each Restricted Stock Unit shall be equivalent to one share of the Company’s common stock.
Upon a Director’s separation from service on the Board for any reason other than for Cause (as defined in Section 2.8 of the Plan), the Director shall be entitled to receive from the Corporation, with respect to such then vested RSUs in the Director’s Account, a number of Shares with an aggregate Fair Market Value on the date of payment equal to the aggregate Fair Market Value of such vested Restricted Stock Units. Payment to the Director shall be made in NiSource Inc. common stock in a single payment six months after the date of the Director’s separation from service on the Board, or as soon as administratively practicable thereafter. Director shall be credited with additional RSUs pursuant to Article XIV of the Plan to reflect dividend equivalents with respect to the period of time between his or her separation from service on the Board and the receipt of payment under the Plan.
     Section 2. Grantee Accounts. The number of Restricted Stock Units granted pursuant to this Agreement shall be credited to the Grantee’s RSU Account. Each RSU Account shall be maintained on the books of the Company until full payment of the balance thereof has been made to the Grantee (or the Grantee’s beneficiaries or estate if the Grantee is deceased) in accordance with Section 1 above. No funds shall be set aside or earmarked for any RSU Account, which shall be purely a bookkeeping device.
     Section 3. Vesting and Lapse of Restrictions. The RSUs awarded under this Agreement will vest immediately.
     Section 4. Delivery of Shares. If the Grantee dies before the Company has distributed any portion of the vested Restricted Stock Units, the Company will transfer any Shares payable with respect to the vested Restricted Stock Units in accordance with the Grantee’s written beneficiary designation or to the Grantee’s estate if no written beneficiary designation is provided.
     Section 5. Securities Law Compliance. The delivery of all or any Shares that relate to the Restricted Stock Units shall only be effective at such time that the issuance of such Shares will not violate any state or federal securities or other laws. The Company is under no obligation to effect any registration of Shares under the Securities Act of 1933 or to effect any state registration or qualification of the Shares that may be issued under this Agreement. The Company may, in its sole discretion, delay the delivery of Shares or place restrictive legends on Shares in order to ensure that the issuance of any Shares will be in compliance with federal or state securities laws and the rules of any exchange upon which the Company’s Shares are traded. If the Company delays the delivery of Shares in order to ensure compliance with any state or federal securities or other laws, the Company shall deliver the Shares at the earliest date at which the Company reasonably believes that such delivery will not cause such violation, or at such later date that may be permitted under Code Section 409A.
     Section 6. Restriction on Transferability. Except as otherwise provided in the Plan, the Restricted Stock Units granted herein and the rights and privileges conferred hereby may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated (by operation of law or otherwise), other than by will or the laws of descent and distribution. Any attempted transfer in violation of the provisions of this paragraph shall be void, and the purported transferee shall obtain no rights with respect to such Restricted Stock Units.
     Section 7. Grantee’s Rights Unsecured. The right of the Grantee or his or her beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, and neither the Grantee nor his or her beneficiary shall have any rights in or against any amounts credited to the Grantee’s RSU Account or any other specific assets of the Company. All amounts credited to the Grantee’s RSU Account shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes, as it may deem appropriate.
     Section 8. No Rights as Stockholder or Nonemployee Director.
(a)	Unless and until Shares have been issued to the Grantee, the Grantee shall not have any privileges of a stockholder of the Company with respect to any Restricted Stock Units subject to this Agreement. Notwithstanding the preceding sentence, the Grantee shall be entitled to receive dividend equivalents or other distributions declared on any Shares underlying the RSUs. Dividend equivalents will be aggregated and credited to Grantee’s RSU Account in the form of additional RSUs based on the Fair Market Value on the dividend payment date. Dividend equivalents shall be fully vested and subject to restriction and distribution provisions of this Agreement. Dividend equivalents will be paid from the Plan on all undistributed RSUs held in the Grantee’s RSU Account.

(b)	Nothing in this Agreement or the Award shall confer upon the Grantee any right to continue as a Nonemployee Director of the Company or any Affiliate or to

interfere in any way with the right of the Company or any Affiliate to terminate the Grantee’s Service at any time.
     Section 9. Adjustments. If at any time while the Award is outstanding, the number of outstanding Restricted Stock Units is changed by reason of a reorganization, recapitalization, stock split or any of the other events described in the Plan, the number and kind of Restricted Stock Units shall be adjusted in accordance with the provisions of the Plan. In the event of certain corporate events specified in Article XVI of the Plan, any unvested or undistributed Restricted Stock Units may be replaced by substituted Awards or forfeited in exchange for payment of cash in accordance with the procedures and provisions of Article XVI of the Plan.
     Section 10. Notices. Any notice hereunder by the Grantee shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof at the following address: Corporate Secretary, NiSource Inc., 801 East 86th Avenue, Merrillville, IN 46410-6271, or at such other address as the Company may designate by notice to the Grantee. Any notice hereunder by the Company shall be given to the Grantee in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Grantee may have on file with the Company.
     Section 11. Administration. The administration of this Agreement, including the interpretation and amendment or termination of this Agreement, will be performed in accordance with the Plan. All determinations and decisions made by the Committee, the Board, or any delegate of the Committee as to the provisions of this Agreement shall be conclusive, final, and binding on all persons. This Agreement at all times shall be governed by the Plan and in no way alter or modify the Plan. To the extent a conflict exists between this Agreement and the Plan, the provisions of the Plan shall govern. Notwithstanding the foregoing, if subsequent guidance is issued under Code Section 409A that would impose additional taxes, penalties, or interest to either the Company may administer this Agreement in accordance with such guidance and amend this Agreement without the Consent of the Grantee to the extent such actions, in the reasonable judgment of the Company, are considered necessary to avoid the imposition of such additional taxes, penalties, or interest.
     Section 12. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Indiana, without giving effect to the choice of law principles thereof.
     Section 13. Government Regulations. Notwithstanding anything contained herein to the contrary, the Company’s obligation to issue or deliver certificates evidencing the Restricted Stock Units shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
Section 14. Entire Agreement; Code Section 409A Compliance. This Agreement and the Plan contain the terms and conditions with respect to the subject matter hereof and supersede any previous agreements, written or oral, relating to the subject matter hereof. This Agreement is pursuant to the terms of the Company’s 2010 Omnibus Incentive Plan (the “Plan”) and in the

event of conflicts between this Agreement and the Plan, the Plan shall govern. The applicable terms of the Plan are incorporated herein by reference, including the definition of capitalized terms contained in the Plan, and including the Code Section 409A provisions of Section XIX of the Plan. This Agreement shall be interpreted in accordance with Code Section 409A. This Agreement shall be deemed to be modified to the maximum extent necessary to be in compliance with Code Section 409A’s rules. If the Grantee is unexpectedly required to include in the Grantee’s current year’s income any amount of compensation relating to the Restricted Stock Units because of a failure to meet the requirements of Code Section 409A, then to the extent permitted by Code Section 409A, the Grantee may receive a distribution of cash or Shares in an amount not to exceed the amount required to be included in income as a result of the failure to comply with Code Section 409A.
     Section 15. Evergreen Agreement and Future Grants. In accordance with Section 1, the Company will continue to grant Awards of Restricted Stock Units to the Grantee at the end of each quarter for services performed in arrears. Such future Awards will be governed by the terms and conditions of this Agreement and will be evidenced by a grant notice or statement signed by the Company. Notwithstanding the foregoing, the Company reserves the right to grant future Awards to the Grantee under different terms and conditions from this Agreement. Such Awards will be evidenced by a new Award Agreement signed by both the Company and the Grantee. In addition, the Company reserves the right to cancel or terminate the grant of future Awards of Restricted Stock Units to the Grantee and instead pay the Grantee for services in the form of cash or other Awards.
     IN WITNESS WHEREOF, the Company has caused this Award to be granted, and the Grantee has accepted this Award, as of the date first above written.
NiSource Inc.
By: ______________________
Its: ______________________
GRANTEE
By: _____________________

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